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                                                                         EXHIBIT

                                   AGREEMENT

  The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated:  February 14, 2001


                              Nancy T. Chang
                              ---------------------------------
                              Nancy T. Chang


                              ROBINHOOD VENTURES, L.P.

                              BY: APEX  ENTERPRISES, INC., ITS SOLE GENERAL
                              PARTNER


                              By:  Nancy T. Chang
                                   -------------------------
                                   Nancy T. Chang, President


                              AMC VENTURES, L.P.

                              BY: APEX  ENTERPRISES, INC., ITS SOLE GENERAL
                                  PARTNER


                              By:  Nancy T. Chang
                                   -------------------------
                                   Nancy T. Chang, President


                              APEX  ENTERPRISES, INC.


                              By:  Nancy T. Chang
                                   -------------------------
                                   Nancy T. Chang, President